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EXECUTION COPY                                                       Exhibit 1.1

                                6,000,000 SHARES

                                    DDI CORP.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                   February __, 2001


Credit Suisse First Boston Corporation,
  As Representative of the Several Underwriters,
     Eleven Madison Avenue,
       New York, N.Y.10010-3629


Dear Sirs:

      1. Introductory. DDi Corp., a Delaware corporation (the "COMPANY"), proposes to issue and sell 3,000,000 shares of its common stock, par value $.01 per share ("SECURITIES") and the stockholders listed in Schedule A hereto ("SELLING STOCKHOLDERS") propose severally to sell an aggregate of 3,000,000 outstanding shares of the Securities (such 3,000,000 shares of the Securities to be sold by the Company being hereinafter referred to as the "FIRM PRIMARY SECURITIES" and such 3,000,000 shares of the Securities to be sold by the Selling Stockholders being hereinafter referred to as the "FIRM SECONDARY SECURITIES" and, together, the Firm Primary Securities and the Firm Secondary Securities being hereinafter referred to as the "FIRM SECURITIES"). The Firm Securities are herein collectively called the "OFFERED SECURITIES." The Company and the Selling Stockholders hereby agree with the several Underwriters named in Schedule B hereto ("UNDERWRITERS") as follows:

      2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

        (i) A registration statement (No. 333-54730) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and either (A) has been declared effective under the Securities Act of 1933

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("ACT") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "INITIAL REGISTRATION STATEMENT") has been declared effective, either (A) an additional registration statement (the "ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(B)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(C)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representative that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration state ment as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(B)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT." The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is



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hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT." The Initial
Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT." The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(B)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS." No docu ment has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading,
(B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus (as amended or supplemented) will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Addi tional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representative specifi cally for use therein, it being understood and agreed that the only such information is that described as such in Section 7(d) hereof.

        (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other



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jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

       (iv) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT"); all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as described in the Prospectus under the caption "Description of Indebtedness - Dynamic Details Senior Credit Facility."

       (v) As of September 30, 2000, the Company had an authorized capitalization as set forth in the Prospectus under the heading "Capitalization" in the column entitled "Actual;" assuming the completion of the sale of the securities offered in our October 2000 common stock offering and the application of the net proceeds therefrom, as described in the Prospectus (the "OCTOBER 2000 OFFERING"), had occurred as of September 30, 2000, the Company had the capitalization as set forth in the Prospectus under the heading "Capitalization" in the column entitled "October 2000 Offering Pro Forma;" except as described in the Prospectus, upon completion of the issue and sale of the Firm Securities and the use of the proceeds therefrom, as contemplated in the Prospectus, and assuming the completion of the October 2000 Offering as of September 30, 2000, the Company will have the capitalization as set forth in the column entitled "Pro Forma;" and except as described in this Prospectus, upon completion of the issue and sale of the Firm Securities and the use of the proceeds therefrom, as contemplated in the Prospectus, and assuming the completion of the Company's concurrent offering of convertible subordinated notes and the application of the estimated net proceeds therefrom, as contemplated in the Prospectus, and assuming the completion of the October 2000 Offering as of September 30, 2000, will have the capitalization as set forth in the column entitled "Pro Forma As Adjusted."

       (vi) The Firm Secondary Securities, and all outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable and conform to the description thereof contained in the Prospectus (as amended or supplemented); and upon their issuance and sale pursuant to this Agreement, the Firm Primary Securities will have been duly authorized and validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus (as amended or supplemented); and the stockholders of the Company have no preemptive rights with respect to the Securities.



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       (vii)    Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

       (viii) There are no contracts, agreements or understandings between the Company and any person granting such person the right (i) to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or (ii) to require the Company to include such securities in the securities registered pursuant to the Registration Statement or (iii) to require the Company to include such securities in any securities being registered pursuant to any other registration statement filed by the Company under the Act, except in the case of (i) and
(iii), as described in the Prospectus, and in the case of (ii), as have been satisfied or waived.

       (ix) The Securities are traded on The Nasdaq Stock Market's National Market.

       (x) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws or by the NASD.

       (xi) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated (including but not limited to the sale of the Offered Securities by the Company and the use of the proceeds therefrom as described in the Prospectus, as amended or supplemented) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, except in the case of (ii), for such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

       (xii) This Agreement has been duly authorized, executed and delivered by the Company.

       (xiii) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties owned by them and personal property reflected as owned in the financial statements described in paragraph (xix) below and not disposed of in the ordinary course of business since December 31, 1999, plus any personal property acquired since



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December 31, 1999, in each case that are material to the business of the Company and its subsidiaries taken as a whole and in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; the Company and its subsidiaries have good and marketable title to all real properties and personal property acquired by them in the acquisition of substantially all of the assets of Golden Manufacturing, Inc. ("GOLDEN") for a purchase price of approximately $14.4 million in cash and assumption of debt, net of cash on September 15, 2000 (the "GOLDEN ACQUISITION"), the acquisition of substantially all of the U.S. assets of Automata International, Inc.
("AUTOMATA") for a purchase price of approximately $19.5 million in cash, net of fees and expenses, pursuant to an Asset Purchase Agreement (the "AUTOMATA PURCHASE AGREEMENT"), dated June 26, 2000, as amended by Amendment No. 1, dated August 1, 2000, by and between Dynamic Details, Incorporated, Virginia and Automata (the "AUTOMATA ACQUISITION"); and in the acquisition of all of the outstanding capital stock of MCM Electronics Limited ("MCM"), now known as DDi Europe Limited ("DDI EUROPE"), pursuant to the terms of the Share Purchase Agreement (the "MCM PURCHASE AGREEMENT"), dated March 22, 2000, by and between the Company and the shareholders of MCM (the "MCM ACQUISITION"), in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property that are material to the business of the Company and its subsidiaries, including the property acquired in the Golden Acquisition, in the Automata Acquisition pursuant to the terms of the Automata Purchase Agreement, and in the MCM Acquisition pursuant to the terms of the MCM Purchase Agree ment, taken as a whole, under valid and enforceable leases, with no exceptions that would materially interfere with the use made or to be made thereof by them.

       (xiv) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

       (xv) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

       (xvi) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the



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Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

       (xvii) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any govern mental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

       (xviii)    Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

      (xix) Each of PricewaterhouseCoopers LLP, who have certified the financial statements of the Company, KPMG Audit Plc, who have certified the financial statements of DDi Europe, and KPMG, who have certified the financial statements of Automata included in the Registration Statements, are independent public accountants as required by the Act and the Rules and Regulations. The financial statements included in each Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the pro forma consolidated financial data contained in each Registration Statement and the Prospectus have been prepared on a basis consistent with the historical financial statements, includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Act and the Securities Exchange Act of 1934 ("EXCHANGE ACT") to reflect the transactions described therein the assumptions used in preparing the pro forma financial statements and other data (including, but not limited to "adjusted EBITDA") included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.



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      (xx)    Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsid iaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

      (xxi) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds therefrom as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

      (xxii) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, as the case may be, or in default (or would be in default with notice or lapse of time, or both) in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, lease, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default or defaults would have a Material Adverse Effect, or in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body, the violation of which would have a Material Adverse Effect.

       (xxiii) Neither the Company nor any of its directors, officers or affiliates (as defined in the Rules and Regulations) has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Securities to facilitate the sale or resale of the Offered Securities.

       (xxiv) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. Except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency that has been or might reasonably be expected to be asserted or, to the Company's knowledge, threatened against the Company or any of its subsidiar ies, that would have a Material Adverse Effect.

       (xxv) No relationship, direct or indirect, exists between or among the Company or any of its affiliates, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that is required by the Act to be described in the Registration Statement and the Prospectus that is not so described.



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      (xxvi) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Securities Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its subsidiaries for employees or former employees of the Company or any of its subsidiaries has been maintained in compliance, in all material respects, with its respective terms and the requirements of any applicable statutes, order, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), except for such non-compliance that would not result in a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption or transactions that would not have a Material Adverse Effect. For each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contribu tions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

      (xxvii) The Company and each of its subsidiaries maintain a system of internal accounting controls that, taken as a whole, are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authoriza tion; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (xxviii) The Company and each of its subsidiaries maintain insurance of the types and in the amounts that the Company reasonably deems adequate for their respective businesses, including, without limitation, insurance coverage on real and personal property owned or leased by them against theft, damage, destruction, acts of vandalism and all other material risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its respective business.

      (xxix) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits thereto which have not been so described and filed or incorporated by reference as required.

     (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:



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       (i)     Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Firm Secondary
Securities and the Optional Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Firm Secondary Securities and the Optional Securities to be delivered by such Selling Stock holder on such Closing Date hereunder; and upon the delivery of and payment for the Firm Secondary Securities and the Optional Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Firm Secondary Securities and the Optional Securities to be delivered by such Selling Stockholder on such Closing Date.

       (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. With respect to any Selling Stockholder other than Bruce D. McMaster ("MCMASTER") Charles D. Dimick ("DIMICK"), Chairman of the Board of Directors of the Company, and Joseph P. Gisch ("GISCH"), Chief Financial Officer of the Company, the two preceding sentences apply only to the extent that any statements in or omissions from a Registra tion Statement or the Prospectus are based on written information furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by any such Selling Stockholder consists of the information about such Selling Stockholder under the caption "Principal and Selling Stockholders" in the Prospectus.



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

       (iii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

       (iv) The execution, delivery and performance of the Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or the charter or by-laws of such Selling Stockholder which is a corporation.

  3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and
each Selling Stockholder, at a purchase price of $[         ] per share, that
number of Firm Securities (rounded up or down, as determined by Credit Suisse First Boston Corporation ("CSFBC") in its discretion, in order to avoid fractions) obtained by multiplying 3,000,000 Firm Securities, in the case of the Company, and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

     Certificates in negotiable form for the Firm Secondary Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with Alfred Rose, as custodian ("CUSTODIAN"). Each Selling Stockholder agrees that the shares represented by the certificates held in custody for such Selling Stockholder under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death of such individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Firm Secondary Securities or the Optional Securities hereunder, certificates for such Firm Secondary Securities or Optional Securities shall be delivered by the Custodian in accordance with the terms and conditions of this

Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

     The Company and the Custodian will deliver the Firm Securities to the Representative for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company in the case of 3,000,000 shares of Firm Primary Securities and the Custodian in the case of 3,000,000 shares of Firm Secondary Securities, at the office of Ropes & Gray, One International Place, Boston, Massachusetts, at 9:30 A.M., eastern standard time, on February 20, 2001, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE." The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the above office of Ropes & Gray at least 24 hours prior to the First Closing Date.

  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

  5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

     (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph
(1) (or, if applicable and if consented to by CSFBC, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

     The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFBC.

     (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFBC's consent, which consent will not be withheld unreasonably; and the Company will also advise CSFBC promptly of the effective ness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceed ings in respect of a Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

     (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

     (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

     (e) The Company will furnish to the Representative copies of each Registration State ment, four of which will be signed and will include all exhibits, each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

     (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and will continue such qualifications in effect so long as required for the distribution, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to a general consent to service of process or taxation in any such jurisdiction.

     (g) During the period of five years hereafter, the Company will furnish to the Representa tive and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

     (h) For a period of 90 days after the date of the public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC, except (i) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, (ii) issuances of Securities pursuant to the exercise of employee stock options or warrants outstanding on the date hereof,
(iii) issuances of [   ]% convertible subordinated notes due 2008 on or about
the First Closing Date, (iv) issuances of common stock upon the conversion of such notes, in accordance with the terms thereof and (v) issuances of Securities (and agreements to provide such Securities) as full or partial consideration in connection with any of the Company's future acquisitions; provided that, CSFBC has received written notice of such proposed issuances of Securities in advance thereof and, provided further, that those who receive Securities pursuant to such issuances may not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Securities referred to in this clause (v), or publicly disclose the intention to make any such offer, sale, pledge or disposition, without the prior written consent of CSFBC, for a period of 90 days after the date of the public offering of the Offered Securities.

     (i) Each Selling Stockholder agrees, for a period of 90 days after the date of the public offering of the Offered Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transac tion which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFBC; provided, however (i) that any Securities acquired in the open market will not be subject to such restrictions, and (ii) that a transfer of Securities to a family member, affiliate, trust or as a bona fide gift may be made so long as the transferee agrees to be bound in writing by the restriction contained in this Section 5(i).

     (j) The Company and the Selling Stockholders agree with the several Underwriters that (i) the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders, as the case may be, under this Agreement, for any filing fees and other expenses (including reasonable fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates, subject to paragraph (f) above, and the printing of memoranda relating thereto, for the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and that (ii) the Selling Stockholders will pay for any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters.

     (k)  Each Selling Stockholder agrees to deliver to CSFBC, attention:
Transactions Advisory Group, on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     (l) The amendment to the Credit Agreement, as Amended and Restated as of August 28, 1998 and as amended as of March 22, 2000 and October 6, 2000, relating to the use of proceeds from the offering of the Firm Primary Securities, will become effective on or prior to the First Closing Date.

  6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

     (a) The Representative shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

       (i) in their opinion the financial statements examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

      (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

      (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

          (A) the unaudited financial statements included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

          (B) the unaudited consolidated net sales, net operating income, net income and net income per share amounts of the Company for the nine-month periods ended September 30, 1999 and September 30, 2000 included in the Prospectus do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

          (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in long-term debt, or decrease in net current assets (working capital) of the Company and its consolidated subsidiaries, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

          (D) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales or increases in the amounts of net loss;

except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

      (iv) on the basis of a reading of the unaudited pro forma consolidated financial statements included in the Registration Statements, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iv), inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma consolidated financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements; and

      (v) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements.

      (b) The Representative shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder with respect to Automata and such other matters as shall be reasonably requested by the Underwriters and agreed to by KPMG LLP.

      (c) The Representative shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of KPMG Audit Plc confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder with respect to DDi Europe, formerly known as MCM (and its predecessor Symonds Limited) and such other matters as shall be reasonably requested by the Underwriters and agreed to by KPMG Audit Plc.

      (d) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission.

      (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, The Nasdaq Stock Market's National Market, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;
(iv) any banking moratorium declared by U.S. Federal, New York or California authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

     (f) The Representative shall have received an opinion of Ropes & Gray, counsel for the Company and Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates, BCIP Trust Associates, L.P. and The Webster Charitable Trust (collectively, the "BAIN ENTITIES") and RGIP L.L.C. ("RGIP"), as contemplated in the Power of Attorney executed and delivered by each of the Bain Entities and RGIP, and an opinion, dated such Closing Date, to the effect that:

       (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power to own its properties and conduct its business as described in the Prospectus, and is qualified as a foreign corporation in California.

       (ii) Each of the Company's Delaware subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each such subsidiary is qualified as a foreign corporation in each jurisdiction listed in an attached schedule.

       (iii) The authorized, issued and outstanding capital stock of the
Company is as set forth in the capitalization table contained in the Prospectus, except for issuances or forfeitures subsequent to the date of the information
provided in such table, if any, pursuant to the Com pany's stock plans.   The
Offered Securities delivered on such Closing Date and all outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and conform to the description thereof contained in the Prospectus.

       (iv) Each Bain Entity and RGIP had partnership or limited liability power and authority to sell, assign, transfer and deliver the Offered Securities delivered by each Bain Entity and RGIP on such Closing Date hereunder; and, assuming that neither the Representative nor any Underwriter has notice of any adverse claims with respect to the share certificate numbers listed on Exhibit 1 hereto registered in the names listed on Exhibit 1 hereto and evidencing the Offered Securities to be sold by each Selling Stockholder then, upon delivery to the Representative of such certificates indorsed to the Representative or indorsed in blank by an effective indorsement, the Representative will acquire its interest in the securities represented by such certificates free of any adverse claims under Section 8-303 of the Uniform Commercial Code as in effect on the date hereof in the State of Massachusetts.

       (v) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

       (vi) The issuance and sale by the Company of the Offered Securities delivered on such Closing Date, the performance by the Company of its obligations under the Underwriting Agreement, the use of the proceeds therefrom as described in the Prospectus and the performance by the Selling Stockholders of their obligations under the Custody Agreement will not cause the

Company to (i) violate the Certificate of Incorporation or By-Laws of the Company, (ii) breach or violate or result in a default under any agreement or instrument listed or incorporated by reference as an Exhibit to the Registration Statement or on an attached schedule, or (iii) violate any applicable Massachusetts or federal law or regulation or the Delaware General Corporation Law or, to such counsel's knowledge, any order, writ, injunction or decree of any jurisdiction, court or governmental instrumentality binding upon the Company or any of its properties, except that such counsel expresses no opinion as to state securities or blue sky laws or as to compliance with the antifraud provisions of federal and state securities laws.

      (vii) No authorizations or consents of or filings with any governmental entity are required under any applicable Massachusetts or federal law or regulation or the Delaware General Corporation Law to permit the Company, any Bain Entity or RGIP to perform its obligations under the Underwriting Agreement or the Custody Agreement in connection with the sale of the Offered Securities, except such as may be required under state securities or blue sky laws, as to which such counsel expresses no opinion, and except for such as have been obtained under the Act.

      (viii) To such counsel's knowledge, no holder of any security of the Company has the right to require registration of Securities in connection with the registration of the Offered Securities, except as has been satisfied or waived.

      (ix) The stockholders of the Company have no preemptive rights under the Certificate of Incorporation or By-Laws of the Company, the Delaware General Corporation Law, or any agreement or instrument listed as an Exhibit to the Registration Statement or on an attached schedule.

      (x) Except as disclosed in or specifically contemplated by the Registration Statement and the Prospectus, to such counsel's knowledge, there are no outstanding options or warrants or other rights calling for the issuance of any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

      (xi) The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof, as described in the Prospectus, will not be, subject to regulation as an "investment company" under the Investment Company Act of 1940, as amended.

      (xii) Dynamic Details, Incorporated owns, directly or indirectly, all of the issued and outstanding capital stock of Dynamic Details, Incorporated Silicon Valley based on a review of the stock transfer records of such corporation.

      (xiii) The Offered Securities are traded on The Nasdaq Stock Market's National Market.

      (xiv) The Initial Registration Statement became effective on February 14, 2001. Such counsel does not know of the issuance of any stop order suspending the effectiveness of the Initial Registration Statement by the Commission or of any proceeding for that purpose under the Act.

      (xv) The execution, delivery and performance of the Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of (i) any of the terms and provisions of, or constitute a default under, any statute, rule or regulation of a type which is typically applicable to transactions similar to the transactions contemplated by the Custody Agreement and this Agreement, or
(ii) to the best of such counsel's knowledge, any order of any governmental agency or body or any court having jurisdiction over any Bain Entity or RGIP or any of their properties or any agreement or instrument to which any Bain Entity or RGIP is a party or by which any Bain Entity or RGIP is bound or to which any of the properties of any Bain Entity or RGIP is subject, or (iii) the constituent documents of any Bain Entity or RGIP which is a corporation.

       In addition, in the course of the preparation by the Company of the Registration Statement and the Prospectus, such counsel has participated in discussions with the Underwriters' representatives and those of the Company and its independent accountants, in which the business and affairs of the Company and the contents of the Registration Statement and the Prospectus were discussed. On the basis of information that such counsel has gained in the course of such counsel's representation of the Company in connection with its preparation of the Registration Statement and the Prospectus and such counsel's participation in the discussions referred to above, such counsel believes that the Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the published rules and regulations of the Commission thereunder, and such counsel does not know of any legal or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any of its property is subject required to be described in the Prospectus which is not so described, nor of any contract or other document of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which is not so described or filed. Further, based on such information and participation, nothing that has come to such counsel's attention has caused such counsel to believe that as of its effective date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date or as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel expresses no opinion, however, as to the financial statements, including the notes and schedules thereto, or any other financial or accounting information set forth or referred to in the Registration Statement or the Prospectus. The limitations inherent in the independent verification of factual matters and the character of the determinations involved in such counsel's review are such that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement or Prospectus except for those made under the captions "Description of Capital Stock" and "Shares Eligible for Future Sale," which accurately and fairly summarize in all material respects the provisions of the laws and documents referred to therein and those made under the caption "Underwriting," which accurately and fairly summarizes in all material respects the provisions of this Agreement referred to therein.

      (g) The Representative shall have received an opinion, dated such Closing Date, of Stradling Yocca Carlson & Rauth, P.C., California counsel for the Company, to the effect that:

         (i) Each of the Company's California subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and each such subsidiary is qualified as a foreign corporation in each jurisdiction listed in an attached schedule.

         (ii) The issuance and sale by the Company of the Offered Securities delivered on such Closing Date, the performance by the Company of its obligations under the Underwriting Agreement, the use of the proceeds therefrom as described in the Prospectus and the performance by the Selling Stockholders of their obligations under the Custody Agreement will not violate any applicable California law or regulation or, to such counsel's knowledge, any order, writ, injunction or decree of any jurisdiction, court or governmental instrumentality binding upon the Company or any of its properties, except that such counsel expresses no opinion as to state securities or blue sky laws or as to compliance with the antifraud provisions of federal and state securities laws.

         (iii) No authorizations or consents of any governmental entity are required under any applicable California law or regulation to permit the Company or any Selling Stockholder to perform its obligations under the Underwriting Agreement or the Custody Agreement in connection with the sale of the Offered Securities, except such as may be required under state securities or blue sky laws, as to which such counsel expresses no opinion, and except for such as have been obtained under the Act.

         (iv) The Company owns, directly or indirectly, all of the issued and outstanding capital stock of DDi Intermediate Holdings Corp., DDi Capital Corp. and Dynamic Details, Incorporated based on a review of the stock transfer records of each such corporation.

   (h) The Representative shall have received an opinion, dated such Closing Date, of Wragge & Co., English counsel for the Company, to the effect that:

      (i) The Company's United Kingdom ("U.K.") subsidiary, DDi Europe, formerly known as MCM, is a corporation duly organized, validly existing and in good standing under the laws of the U.K., and is qualified as a foreign corporation in each jurisdiction listed on an attached schedule.

      (ii) The issuance and sale by the Company of the Offered Securities delivered on such Closing Date, the performance by the Company of its obligations under the Underwriting Agreement, the use of the proceeds therefrom as described in the Prospectus and the performance by the Selling Stockholders of their obligations under the Custody Agreement will not violate any applicable U.K. law or regulation or, to such counsel's knowledge, any order, writ, injunction or decree of any jurisdiction, court or governmental instrumentality binding upon the Company or any of its properties.

      (iii) No authorizations or consents of any governmental entity are required under any applicable U.K. law or regulation to permit the Company or any Selling Stockholder to perform its obligations under the Underwriting Agreement or the Custody Agreement in connection with the sale of the Offered Securities.

      (iv) The Company owns, directly or indirectly, all of the issued and outstanding capital stock of DDi Europe based on a review of the stock transfer records of such corporation.

    (i) The Representative shall have received the opinion contemplated in the Power of Attorney executed and delivered by each Selling Stockholder and an opinion, dated such Closing Date, of Stradling Yocca Carlson & Rauth, P.C., counsel for each of the Selling Stockholders, to the effect that:

       (i) Each Selling Stockholder, other than the Bain Entities and RGIP, who are represented by Ropes & Gray with respect to this opinion, had full right, power and authority to sell, assign, transfer and deliver the Offered Securities delivered by such Selling Stockholder on such Closing Date hereunder.

      (ii) No consent, approval, authorization or order of, or filing with, any govern mental agency or body or any court is required to be obtained or made by any Selling Stock holder for the consummation of the transactions contemplated by the Custody Agreement or this Agreement in connection with the sale of the Offered Securities sold by the Selling Stockholders, except such as have been obtained and made under the Act and such as may be required under state securities laws;

      (iii) The execution, delivery and performance of the Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of (i) any of the terms and provisions of, or constitute a default under, any statute, rule or regulation of a type which is typically applicable to transactions similar to the transactions contemplated by the Custody Agreement and this Agreement, or
(ii) to the best of such counsel's knowledge, any order of any governmental agency or body or any court having jurisdiction over any Selling Stockholder or any of its properties or any agreement or instrument to which any Selling Stockholder is a party or by which any Selling Stockholder is bound or to which any of the properties of any Selling Stockholder is subject, or (iii) the charter or by-laws of any Selling Stockholder which is a corporation;

      (iv) The Power of Attorney and related Custody Agreement with respect to each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stock holder and constitute valid and legally binding obligations of each such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

      (v) This Agreement has been duly authorized, executed and delivered by each Selling Stockholder.

   (j) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representative may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

   (k) The Representative shall have received a certificate, dated such Closing Date, of the President or the Chairman and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be per formed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

   (l) The Representative shall have received a letter, dated such Closing Date, from each of PricewaterhouseCoopers LLP, KPMG LLP and KPMG Audit Plc which meets the require ments of subsections (a), (b) and (c) of this Section, respectively, except that the specified date referred to in such subsections will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

   (m) On or prior to the date of this Agreement, the Representative shall have received lock-up letters from each of the executive officers and directors of the Company and the Company's stockholders named in Schedule C hereto.

   (n) Prior to the Closing Date (i) the Company shall have entered into an amendment to its current Credit Agreement, as Amended and Restated as of August 28, 1998 and as amended as of March 22, 2000 and October 6, 2000, relating to the use of proceeds from the offering of the Securities, (ii) all conditions to the effectiveness of such amendment, other than the receipt of proceeds from the offering of the Securities, shall have been satisfied and (iii) such amended credit agreement remains in full force and effect.

  7. Indemnification and Contribution. (a) The Company and each of McMaster, Dimick and Gisch, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and each of McMaster, Dimick and Gisch will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or McMaster, Dimick or Gisch by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Under writer consists of the information described as such in subsection (c) below; provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus, if the Company had previously furnished copies thereof to such

Underwriter; and provided, further, that the liability under this subsection of each of McMaster, Dimick and Gisch shall be limited to an amount equal to the aggregate proceeds net of underwrit ing discounts and commissions (before deducting expenses) to each of McMaster, Dimick and Gisch from the sale of the Securities sold by each of McMaster, Dimick and Gisch hereunder.

     Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(ii), may permit indemnification for liabilities under the Act of any person who is an Underwriter or a partner or controlling person of an Underwriter within the meaning of Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

     (b) Each Selling Stockholder, other than those subject to subsection (a) above, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such loss, claim, damage, liability or action as such expenses are incurred) to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement or any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with refer ence, in each case, to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus; provided, however, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate proceeds net of underwriting discounts and commis sions (before deducting expenses) to such Selling Stockholder from the sale of the Securities sold by such Selling Stockholder hereunder.

      In addition, the Company and each of the Underwriters agree with each of the Selling Stockholders (including McMaster, Dimick and Gisch) that any claim of such Underwriter against such Selling Stockholders for indemnification, reimbursement or advancement of expenses pursuant to this Section 7 shall first be sought by such Underwriter to be satisfied in full by the Company and shall be satisfied by the Selling Stockholders only to the extent that such claim has not been satisfied in full by the Company for any reason within the 45-day period following the date requested for payment in accordance with the terms of this Agreement. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible, including, without limitation, allocating between the Company and the Selling Stockholders the liability resulting from a breach of the representations and warranties of the Company and the Selling Stockholders hereunder. The indemnity provided for in this Section 7 shall be in addition to any liability which such Selling Stockholder may otherwise have. No Selling Stockholder will, without the prior written consent of the Represen tative, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Representative or any person who controls any such Representative is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

     (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" in the Prospectus, (ii) the statements of J.P. Morgan Securities Inc. and Robertson Stephens, Inc. relating to their participation in the Offering in the third to last paragraph under the caption "Underwriting" in the Prospectus, and (iii) the information contained in the last three paragraphs under the caption "Underwriting" in the Prospectus.

     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnify ing party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subse quently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

     (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or
(c) above, then each indemnify ing party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable consider ations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportu nity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Under writer shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

  8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

  9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 7 and the obligations of the Company pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in
Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or other than solely because of the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(e), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

  10. Notices. All communications hereunder will be in writing and, if sent to the Underwrit ers, will be mailed, delivered or telegraphed and confirmed to the Representative at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:
Investment Banking Department - Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or tele graphed and confirmed to it at 1220 Simon Circle, Anaheim, California 92806, Attention: Chief Executive Officer, with a copy to Ropes & Gray at One International Place, Boston, Massachu setts 02110-2624, Attention: Alfred Rose, or, if sent to the Bain Entities or any of them, will be mailed, delivered or telegraphed and confirmed to such entities or entity at 2 Copley, Boston Massachusetts 02116, Attention: Stephen G. Pagliuca, with a copy to Ropes & Gray at the above address, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to Stradling Yocca Carlson & Rauth, P.C. at 660 Newport Center Dr., Suite 1600, Newport Beach, California 92660, Attention: K.C. Schaaf; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

  11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in
Section 7, and no other person will have any right or obligation hereunder.

  12. Representation. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters. Bruce D. McMaster, Charles D. Dimick or Joseph P. Gisch will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by Bruce D. McMaster, Charles
D. Dimick or Joseph P. Gisch will be binding upon all the Selling Stockholders.

  13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

  14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCOR DANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

  The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

  If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

                                      Very truly yours,



                                      Selling Stockholders

                                      By:
                                          ------------------------
                                           Attorney-in-fact



                                      DDi Corp.

                                      By:
                                          -------------------------
                                      Name: Bruce D. McMaster
                                      Title: President and Chief Executive
                                             Officer



The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


     Credit Suisse First Boston Corporation


     By:
         -----------------------------
     Name:
     Title: Managing Director

       Acting on behalf of itself and as the
       Representative of the several Underwriters.

                              The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


                              The Webster Charitable Trust

                              By:
                                  ---------------------------
                              Name: Stephen G. Pagliuca
                              Title: Chief Executive Officer



                              Combined Jewish Philanthropies

                              By:
                                  ---------------------------
                              Name:
                              Title:



                              Fidelity Investments Charitable Gifts Fund

                              By:
                                  ----------------------------
                              Name:
                              Title:



                              Corporation of the President of the Church of Jesus Christ of the Latter-day Saints

                              By:
                                  ----------------------------
                              Name:
                              Title:

                                   SCHEDULE A

                                                             NUMBER OF
                                        NUMBER OF            OPTIONAL
                                     FIRM SECURITIES        SECURITIES
        SELLING STOCKHOLDER            TO BE SOLD           TO BE SOLD
        -------------------            ----------           ----------

                                   SCHEDULE B

                                               NUMBER OF
                                            FIRM SECURITIES
              UNDERWRITER                   TO BE PURCHASED
              -----------                   ---------------

                                   SCHEDULE C


                   STOCKHOLDERS SUBJECT TO LOCK-UP AGREEMENTS
                   ------------------------------------------

            STOCKHOLDER              PERCENTAGE OF SHARES OWNED BEFORE OFFERING
            -----------              ------------------------------------------






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